Exhibit 99 to Statement of Changes in Beneficial Ownership	Nordson Corp (NDSN)	Transaction Date
Russell Leroy Bauknight	Shares	July 20, 2005
1517 Gervais Street	Sold & Delivered	Remaining
Columbia, SC 29201	132514	Shares
	3.3897%	3,776,784
Cynthia W. Nord Charitable Remainder Unitrust dated June 9, 1994	30753	893,743

Evan W. Nord Charitable Remainder Unitrust dated June 9, 1994	30753	893,743
Evan W. Nord Revocable Trust dated July 6, 1994, as supplemented September 21, 1994 and November 18, 1994	11415	331,727
Evan W. Nord Grandchild Trust No. 1 dated April 10, 1997	0	0
Evan W. Nord Grandchildren Trust dated September 8, 1997	0	0

Evan W. Nord Trust FBO Bruce B. Nord dated June 2, 1987	960	27,880
Evan W. Nord Trust FBO Ethan W. Nord dated June 2, 1987	960	27,880
Evan W. Nord Trust FBO Kathleen N. Peterson dated June 2, 1987	960	27,880
Evan W. Nord Trust FBO Eric T. Nord dated June 2, 1987	960	27,880
Evan W. Nord Trust FBO Allyson M. Nord dated June 2, 1987	960	27,880

Evan W. Nord Trust Agreement FBO Wiley Kennedy dated December 8, 1995	262	7,590
2000 Irrevocable Trust Agreement of Evan W. Nord	1846	53,620
2000 Charitable Remainder Trust No. 1 of Evan W. Nord	1230	35,744
2000 Charitable Remainder Trust No. 2 of Evan W. Nord	123	3,571
2000 Charitable Remainder Trust No.3 of Evan W. Nord	123	3,571
2000 Charitable Remainder Trust No. 4 of Evan W. Nord	123	3,571
2000 Charitable Remainder Trust No.5 of Evan W. Nord	123	3,571
2000 Charitable Remainder Trust No. 6 of Evan W. Nord	123	3,571
2000 Charitable Remainder Trust No.7 of Evan W. Nord	123	3,571
2000 Charitable Remainder Trust No. 8 of Evan W. Nord	123	3,571
2000 Charitable Remainder Trust No.9 of Evan W. Nord	123	3,571
2000 Charitable Remainder Trust No. 10 of Evan W. Nord	123	3,571
2000 Charitable Remainder Trust No. 11 of Evan W. Nord	123	3,571
2000 Charitable Remainder Trust No. 12 of Evan W. Nord	123	3,571
2000 Charitable Remainder Trust No.13 of Evan W. Nord	123	3,571
2000 Charitable Remainder Trust No. 14 of Evan W. Nord	123	3,571
2000 Charitable Remainder Trust No.15 of Evan W. Nord	123	3,571
2000 Charitable Remainder Trust No. 16 of Evan W. Nord	123	3,571
2000 Charitable Remainder Trust No.17 of Evan W. Nord	910	1,814
2000 Charitable Remainder Trust No. 18 of Evan W. Nord	910	1,814
2000 Charitable Remainder Trust No.19 of Evan W. Nord	910	1,814
2000 Charitable Remainder Trust No. 20 of Evan W. Nord	0	0

Evan W. Nord Trust for Lineal Descendants FBO Allyson N Wandtke dated May 25, 1995	4688	136,221
Evan W. Nord Trust for Lineal Descendants FBO Katheleen N Peterson dated May 25, 1995	4688	136,221
Evan W. Nord Trust for Lineal Descendants FBO Ethan W Nord dated May 25, 1995	4688	136,221
Evan W. Nord Trust for Lineal Descendants FBO Eric T Nord dated May 25, 1995	4688	136,221
Evan W. Nord Trust for Lineal Descendants FBO Bruce B Nord dated May 25, 1995	4688	136,221
Evan W. Nord Charitable Remainder Unitrust FBO Eric Nord and Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	4688	136,221
Evan W. Nord Charitable Remainder Unitrust FBO Ethan Nord & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	4688	136,221
Evan W. Nord Charitable Remainder Unitrust FBO Bruce Nord & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	4688	136,221
Evan W. Nord Charitable Remainder Unitrust FBO Katheleen Peterson & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	4688	136,221
Evan W. Nord Charitable Remainder Unitrust FBO Allyson N. Wandtke & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	4688	136,221

Total Shares	132514	3776784